Exhibit 10.2

AMERISOURCEBERGEN CORPORATION

UNANIMOUS WRITTEN CONSENT OF THE

COMPENSATION AND SUCCESSION PLANNING COMMITTEE

OF THE BOARD OF DIRECTORS

The undersigned, constituting all of the members of the Compensation and Succession Planning Committee of the Board of Directors (the “Committee”) of AmerisourceBergen Corporation, a Delaware corporation (the “Corporation”), hereby consent in accordance with Section 141(f) of the Delaware General Corporation Law and Section 3.11 of the Corporation’s Bylaws to the adoption of the following resolutions:

WHEREAS, on May 14, 2009, the Board of Directors of the Corporation declared a two-for-one stock split of the Corporation’s outstanding shares of common stock (“Common Stock”) in the form of a stock dividend payable on June 15, 2009 to holders of record on May 29, 2009 (the “Stock Split”); and

WHEREAS, the Corporation sponsors and maintains: (1) the AmerisourceBergen Corporation Management Incentive Plan (the “MIP”) for the benefit of designated employees, directors, independent contractors and consultants of the Corporation; (2) the AmerisourceBergen Corporation 2001 Restricted Stock Plan (the “Restricted Stock Plan”) for the benefit of the Corporation’s non-employee directors; and (3) the AmerisourceBergen Corporation 2002 Employee Stock Purchase Plan (the “ESPP” and collectively with the MIP and the Restricted Stock Plan, the “Plans”) for the benefits of eligible employees and

WHEREAS, Section 17(b) of the MIP, Section 11 of the Restricted Stock Plan and Article III(B) of the ESPP respectively provide that, in the event of a stock split or other similar event affecting the Common Stock, the Committee is required to make appropriate adjustments to the Plans and outstanding awards and purchase rights (as applicable) under the Plans.

NOW, THEREFORE, it is hereby:

RESOLVED, that in order to appropriately reflect the Stock Split, effective June 15, 2009, (1) the maximum number of shares of Common Stock that may be issued under the MIP, the maximum aggregate number of shares of Common Stock that may be issued under the MIP pursuant to Incentive Stock Options, and the maximum aggregate number of shares of Common Stock that may be issued under the MIP in respect of Stock Awards, Restricted Stock Units and Performance Share Awards, are in each case proportionately adjusted as necessary to give effect to the Stock Split; (2) the maximum number of shares of Common Stock that may be granted to any Eligible Individual in respect of any calendar year pursuant to Section 6(b) of the MIP is hereby proportionately adjusted as necessary to give effect to the Stock Split; (3) the number of shares of Common Stock covered by each outstanding Award under the MIP as of May 29, 2009 is hereby proportionately adjusted as necessary to give effect to the Stock Split; and (4) the per share exercise price (if applicable) of each outstanding Award under the MIP as of May 29, 2009 is hereby proportionately adjusted as necessary to give effect to the Stock Split; and it is further

RESOLVED, that in order to appropriately reflect the Stock Split, effective June 15, 2009, (1) the maximum number of shares of Common Stock that may be issued under the Restricted Stock Plan is hereby adjusted as necessary to give effect to the Stock Split; and (2) the number of shares of Common Stock covered by each outstanding Award under the Restricted Stock Plan as of May 29, 2009 is hereby proportionately adjusted as necessary to give effect to the Stock Split; and be it further

RESOLVED, that in order to appropriately reflect the Stock Split, effective June 15, 2009, (1) the maximum number of shares of Common Stock that may be issued under the ESPP is hereby proportionately adjusted as necessary to give effect to the Stock Split; (2) the number of shares of Common Stock covered by each outstanding purchase right under the ESPP in effect as of May 29, 2009 is hereby proportionately adjusted as necessary to give effect to the Stock Split; and (3) the per share exercise price of each purchase right outstanding under the ESPP as of May 29, 2009 is hereby proportionately adjusted as necessary to give effect to the Stock Split.

RESOLVED, that the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Vice President and Controller, the Vice President and Treasurer, the Senior Vice President, General Counsel and Secretary and the Senior Vice President of Human Resources of the Corporation be, and each of them hereby is, authorized to take such other actions reasonably necessary and appropriate with respect to the Plans (and any other Common Stock-related compensation plans, agreements or arrangements) and all outstanding awards and purchase rights (as applicable) under the Plans to give effect to the Stock Split and the foregoing resolutions, including, without limitation, adopting amendments to the Plans, modifying outstanding awards and purchase rights (as applicable) under the Plans and/or preparing and distributing descriptions of any such plan amendments or any such award or purchase right modifications; and it is further

RESOLVED, that any and all actions taken heretofore by any of the foregoing officers of the Corporation in connection with the matters contemplated by the foregoing resolutions are hereby ratified, confirmed and approved in all respects; and it is further

RESOLVED, that this Unanimous Written Consent may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be a single and complete instrument.

IN WITNESS WHEREOF, the undersigned have signed their names as of the 10th day of June, 2009.

/s/ Charles H. Cotros	/s/ Michael J. Long
Charles H. Cotros, Chairman	Michael J. Long

/s/ Richard C. Gozon	/s/ Henry W. McGee
Richard C. Gozon	Henry W. McGee